SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

                                December 7, 2000
                                 Date of Report
                        (Date of earliest event reported)

                             OBIE MEDIA CORPORATION
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Oregon                   000-21623                    93-0966515
------------------------     ---------------------     -------------------------
(State of Incorporation)     (Commission File No.)     (IRS Employer Ident. No.)

                   4211 West 11th Avenue, Eugene, Oregon 97402
                   -------------------------------------------
                    (Address of principal executive offices)

                                 (541) 686-8400
                         -------------------------------
                         (Registrant's telephone number)

ITEM 1 - CHANGES IN CONTROL OF REGISTRANT
         Not Applicable.

ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS
         Not Applicable.

ITEM 3 - BANKRUPTCY OR RECEIVERSHIP
         Not Applicable.

ITEM 4 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
         Not Applicable.

ITEM 5 - OTHER EVENTS

                  See press release below

Item 6 - RESIGNATIONS OF REGISTRANT'S DIRECTORS
         Not Applicable.

Item 7 - FINANCIAL STATEMENTS AND EXHIBITS
         Not Applicable.

Item 8 - CHANGES IN FISCAL YEAR
         Not Applicable.


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                                [OBIE MEDIA LOGO]


             OBIE MEDIA WINS CONTRACT FOR CHICAGO TRANSIT AUTHORITY

        Company Awarded Largest Single Transit Contract in United States


EUGENE, Ore. - December 7, 2000 - Obie Media Corp. (Nasdaq: OBIE), a leading provider of out-of-home advertising products and services in North America, announced today that it has been named the winning bidder by the Chicago Transit Authority (CTA) for an exclusive contract that will cover transit advertising on buses, trains and rail stations in the Chicagoland area.

The CTA is the 2nd largest transit system in the United States, comprising a fleet of 1875 buses, 1190 rapid transit railcars, and 140 rail stations, including locations at O'Hare and Midway airports. The contract permits the sale of Obie Media's large format graphic signature products including full-backs and coach murals as well as traditional transit advertising products.

The contract, which begins on January 1, 2001, has been awarded to Obie Media for a period of three years with pre-negotiated CTA options for two additional years. Obie Media expects that this agreement will increase revenues by more than $250 million over the full 5-year duration of the contract, if the options are exercised.

Obie Media's revenues are expected to exceed $50 million in fiscal 2000. With the anticipated growth in current markets and the addition of the CTA, Obie Media's sales are projected to approach $100 million in fiscal 2001.

"This is a breakthrough agreement for Obie Media, and one that solidly positions our Company for continued growth," said Brian Obie, CEO and President of Obie Media. "The Chicago Transit Authority contract is the largest single transit contract in the United States, and among the most important that Obie Media has ever won. Not only will the engagement generate significant revenue enhancements for Obie Media, but it should also be an important driver of growth throughout our Company. Looking ahead, we expect to use Chicago as the cornerstone of our growth in the Midwest, and to leverage the CTA inventory to increase our presence, particularly of our growing sales force, throughout the United States and Canada."

"Advertising on public transportation is a unique way to reach hundreds of thousands of people every day. The CTA not only provides more than 1.5 million rides each day on our trains and buses, but millions of passers-by can view the ads as our trains and buses travel throughout the City of Chicago and the 38 suburbs served by the CTA. With the continuing increases in CTA ridership, transit advertising is one of the best advertising options for businesses to quickly reach a large and diverse audience," said CTA President Frank Kruesi.

                                     -more-

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                                       -2-


Conference Call Information

In order to provide an opportunity to discuss Obie Media with management, there will be a conference call today, Thursday, December 7, 2000 at 12:15pm (EST). All interested parties are invited to participate in this call. From the US, please dial 1-888-434-1242 and ask to be connected to the Obie Media conference call. International callers please dial 212-993-0241.

If you are unable to participate, a rebroadcast of the call will be available beginning at 2:15pm (EST) on Thursday, December 7 until Thursday, December 14 at 2:15pm (EST). To access the rebroadcast domestically, please dial 800-633-8284, reservation #17187182. International callers please dial 858-812-6440.


About Obie Media

Obie Media Corporation is a leading full-service out-of-home advertising company based in Eugene, Oregon. The company sells, designs, produces and installs out-of-home advertising displays which include transit posters, billboards, wallscapes, transit shelters and bus benches throughout the United States and Canada. Obie Media's common stock is traded on the Nasdaq National Market under the symbol "OBIE."

This news release may contain certain forward-looking statements that involve a number of risks and uncertainties. The company's actual results could differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include failure to realize anticipated revenues from newly awarded contracts, failure to successfully conclude negotiations on pending transactions or to successfully assimilate expanded operations, inability to generate advertising revenues to meet contractual guarantees, and cancellation or interruption of contracts with governmental agencies, as well as those factors described from time to time in the company's SEC reports, including, but not limited to, Exhibit 99.1 incorporated by reference in the company's Form 10-KSB for fiscal 1999.

                                      # # #

CONTACT

Tobin Robbins
Senior Vice President/Administration
4211 West 11th Avenue
Eugene, Oregon 97402-5435

Telephone: (800) 233-6243 or (541) 686-8400.
Fax: (541) 683-3212.
Web: www.obie.com.
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                             OBIE MEDIA CORPORATION
                                    FORM 8-K
                                   Signatures

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            OBIE MEDIA CORPORATION


                                            Date: December 11, 2000

                                            /s/Tobin Robbins
                                            ------------------------------------
                                            Tobin Robbins,
                                            Senior Vice President/Administration